UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

IGI Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Lincoln Avenue, Buena, New Jersey	08310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2014, IGI Laboratories, Inc. (the “Company”) announced the closing of the exercise in full by the initial purchasers of their option to purchase an additional $18.75 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2019, in connection with the Company’s previously announced private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by IGI Laboratories, Inc., dated December 22, 2014, announcing the closing of the initial purchasers’ option to purchase additional convertible senior notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI Laboratories, Inc.

By:	/s/ Jenniffer Collins
Jenniffer Collins
Chief Financial Officer

Date: December 22, 2014